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                                                                    Exhibit 10.5
                                  OFFICE LEASE

                          GLASTONBURY CORPORATE CENTER


                                    BETWEEN


                       TR 628 HEBRON LIMITED PARTNERSHIP

                                   LANDLORD,


                                      AND


                           BDS BUSINESS CENTER, INC.


                                     TENANT





                       DATED: _____________________, 1998



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                          GLASTONBURY CORPORATE CENTER
                                  OFFICE LEASE

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----

     1.   Basic Terms .........................................  1

     2.   Lease of Premises and Term ..........................  2

     3.   Rent ................................................  2

     4.   Base Rent Adjustment ................................  2

     5.   Service .............................................  7

     6.   Condition of Premises ...............................  9

     7.   Inability to Deliver Possession .....................  9

     8.   Care and Maintenance ................................ 10

     9.   Alterations ......................................... 10

     10.  Access to Premises .................................. 12

     11.  Insurance ........................................... 13

     12.  Subrogation ......................................... 14

     13.  Untenantability ..................................... 14

     14.  Eminent Domain ...................................... 15

     15.  Waiver of Claims and Indemnity ...................... 16

     16.  Assignment/Subletting ............................... 17

     17.  Subordination ....................................... 19

     18.  Certain Rights Reserved to Landlord ................. 20

     19.  Holding Over ........................................ 22


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                                                                 PAGE
                                                                 ----

20.  Default and Landlord's Remedies ............................. 22

21.  Surrender of Possession ..................................... 26

22.   ............................................................ 27

23.  Covenant Against Liens ...................................... 27

24.  Tenant's Payments Upon Execution ............................ 27

25.  Rules and Regulations ....................................... 28

26.  Miscellaneous ............................................... 31

27.  Quiet Enjoyment ............................................. 35

28.  Hazardous Substances ........................................ 35

29.  ADA ......................................................... 37

30.  Waiver of Rights ............................................ 38

31.  Termination of Existing Lease ............................... 39

32.  Option to Extend ............................................ 39

33.  Construction Office Space ................................... 41

34.  Satellite Dish .............................................. 41



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                          GLASTONBURY CORPORATE CENTER
                                  OFFICE LEASE

     THIS LEASE, made and entered into in Glastonbury, Connecticut as of this ______ day of __________________, 1998, by and between TR 628 HEBRON LIMITED
PARTNERSHIP ("Landlord"), and BDS BUSINESS CENTER, INC. ("Tenant");

                                  WITNESSETH:

     1. BASIC TERMS. This Section 1 contains the basic terms of the Lease between Landlord and Tenant. All other provisions of this Lease are to be read in accordance with the provisions herein contained.

          A.   Agent                    Lincoln Property Company

          B.   Agent's Address          1530 Wilson Boulevard, Suite 220
                                        Arlington, Virginia 22001

          C.   Building                 Building (2) 628 Hebron
                                        Glastonbury, Connecticut 06033

          D.   Commencement Date        The earlier of (i) the date Tenant
                                        begins its business operations in the
                                        Premises or (ii) forty-five (45) days
                                        following the date the landlord
                                        substantially completes the Landlord's
                                        Work described on Exhibit D and delivers possession of the Premises to the Tenant.

          E.   Brokers                  CB Commercial and Kuzmark-Williams, LLC

          F.   Monthly Base Rental      $15,167, subject to adjustment per
                                        Exhibit B

          G.   Letter of Credit         $100,000 in the form of a letter of
                                        credit

          H.   Tenant's Proportion      9.17% (14,208/155,000)

          I.   Term                     6 years, 4 months

          J.   Termination Date         The sixth (6th) anniversary of the
                                        Commencement Date plus four (4) months.

          K.   Total Base Rent          $1,834,217.28

          L.   Use                      General office use only.

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     2.   LEASE OF PREMISES AND TERM. Landlord hereby leases to Tenant, and
Tenant accepts the premises ("Premises"), having an address of 628 Hebron Avenue, Suite 502, Town of Glastonbury, County of Hartford, State of Connecticut, being described in the plan attached hereto as Exhibit "A" in the Building for the Term commencing on the Commencement Date and ending on the Termination Date unless sooner terminated as provided herein, to be occupied and used by Tenant for the Use and no other purpose, subject to the agreements herein contained. Within thirty (30) days after the Commencement Date (as defined in 1D above), Landlord and Tenant agree to sign an agreement entitled "Notice of Lease" in the form set forth in Exhibit C, reciting the Commencement and Termination Dates of the initial Lease Term. This Notice of Lease shall be conclusive as to the terms stated therein and may be recorded by Tenant, at Tenant's sole cost and expense, on the land records of the Town of Glastonbury. Tenant hereby agrees to execute a release and/or termination in recordable form of the Notice of Lease upon the expiration or early termination of this Lease.

     3. RENT. Tenant shall pay as rent hereunder the Total Base Rent plus the Rent Adjustments, as hereinafter defined, plus all other sums herein required to be paid to Landlord (collectively, the "Rent"), to Agent at Agent's Address or to such other person or at such other place as Landlord may from time to time direct in writing. Tenant shall pay to Landlord the Total Base Rent in equal monthly installments in the amount of the Monthly Base Rental, in advance on or before the first day of each month of the Term, and at the same rate for fractions of a month if the Term shall begin on any day except the first day of a calendar month or shall end on any day except the last day of a calendar month. The Monthly Base Rental set forth in Section 1F hereof represents the Monthly Base Rental for the first year of the Term commencing on the Commencement Date. The Monthly Base Rental shall increase as shown on Exhibit B. The payment of Rent hereunder is independent of each and every other covenant and agreement contained herein. All Rent shall be paid without any notice, set-off or deduction whatsoever.

     If Landlord has not received Tenant's Rental payment by the fifth (5th) day of the month the unpaid Rent shall bear interest at the rate set forth in
Section 26F hereof from the date due until paid.

     4. BASE RENT ADJUSTMENT. In addition to the Total Base Rent, Tenant shall pay, as part of Rent, the Rent Adjustments described in this Section 4 without set-off or deduction.

          A.   For the purposes of this Lease:

               (i) The term "Calendar Year" shall mean each calendar year or a portion thereof during the Term.

               (ii) The term "Expenses" shall mean and include all reasonable expenses paid or incurred by Landlord or its employees, agents or advisors for managing, owning, maintaining, operating, insuring or repairing the Building, the land under the Building, appurtenances and personal property used in conjunction therewith (hereinafter collectively referred to as the "Project") during each Calendar Year.


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                    Expenses shall not include costs of alterations of the
                    premises of tenants of the Building, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, advertising or promotional expenditures, any expense for which Landlord is reimbursed by another party or by any insurance company, the cost of any services furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building, costs incurred as a result of a violation by Landlord of any lease for the Building, costs and disbursements, including attorney's fees, incurred in connection with negotiations or disputes with tenants or other occupants of the Building or associated with the enforcement of any leases, costs incurred by Landlord in renovating, decorating, painting or otherwise improving vacant space or space for tenants other than Tenant, or costs incurred by Landlord regarding compliance with Environmental Laws (as defined in Section 28) or ADA (as defined in Section 29). Notwithstanding any of the foregoing, the cost of any capital improvements to the Building which are intended to reduce Expenses or which are required under any governmental laws, regulations or ordinances which were not applicable to the Building or not in effect at the time the Building was constructed shall be included in Expenses provided, however, Landlord agrees that only the amortized portion of the cost of such capital improvement will be included in Expenses each year and Landlord shall amortize such costs over the useful life of such improvements. If the Building is not fully occupied during all or a portion of any Calendar Year, then Landlord may elect to make an appropriate adjustment of the Expenses for such year employing sound accounting and management principles to determine the amount of Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) occupied and the amount so determined shall be the amount of Expenses attributable to such Calendar Year. If any Project expense, though paid in one Calendar Year, relates to more than one Calendar Year, at the option of Landlord, such expenses may be proportionately allocated among such related Calendar Years.

              (iii) The term "Rent Adjustments" shall mean all amounts owed by
                    Tenant as additional rent as defined in Subparagraph 4B hereof.



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               (iv) The term "Rent Adjustment Deposit" shall mean an amount equal to the estimate of Rent Adjustments due for any Calendar Year after 1998 as reasonably estimated by Landlord from time to time during the Term. The Rent Adjustment Deposit shall be payable by Tenant in equal monthly installments in the same manner as and contemporaneously with the pay merit of Total Base Rent on the first day of each month of the Term beginning January 1, 1999.

               (v) The term "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including general income or franchise taxes or any other taxes imposed upon or measured by income or profits, unless the same shall be imposed in lieu of Taxes as herein defined or unless same shall be specifically imposed upon income derived from rents), which may now or hereafter be levied or assessed against the Project or any portion thereof which are payable in any Calendar Year during the Term. In case of special taxes or assessments which may be payable in installments, only the amount of each installment and interest thereon required to be paid during a calendar year shall be included in Taxes for that year. Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Building. In the event the Project is not assessed as fully improved for any year, then Taxes shall be adjusted to the taxes which would have been payable in such Calendar Year if the assessment had been made on a fully improved basis, based on Landlord's adjustment of the "Taxes" for such year, employing sound management principles. Taxes also include Landlord's reasonable costs and expenses (including reasonable attorneys' fees) in contesting or attempting to reduce any Taxes. Taxes shall be reduced by any recovery or refund received of Taxes previously paid by Landlord, provided such refund relates to Taxes paid during the Term. Notwithstanding anything set forth above to the contrary, if at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place of or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Project, the rents or other income therefrom or any leases of any pan thereof, then all such new taxes, assessments, levies, impositions



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                    or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes.

               (vi) The term "Base Year Expenses" shall mean Expenses applicable during the 1998 Calendar Year. If the Landlord elects to "Gross-Up" expenses for any Calendar Year as provided in
                    Section 4(A)(ii) above, and if the Building is not fully occupied during the 1998 Calendar Year, then Landlord shall make an appropriate adjustment of the Expenses for the 1998 Calendar Year employing sound accounting and management principles to determine the amount of Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) occupied and the amount so determined shall be the amount of Expenses attributable to the 1998 Calendar Year. Tenant shall not be entitled to any credit or rebate in the event Expenses in any one (1) year are lower than the Base Year Expenses.

              (vii) The term "Base Year Taxes" shall mean Taxes payable during the 1998 Calendar Year. Tenant shall not be entitled to any credit or rebate in the event Taxes in any one (1) year are lower than Base Year Taxes.

           B.  The amount of Rent Adjustment shall be calculated as follows:

               (i) Tenant shall pay to Landlord, during each Calendar Year (or fraction thereof), Tenant's Proportion of the amount by which the Expenses for each such Calendar Year exceed Base Year Expenses.

               (ii) Tenant shall pay to Landlord, during each Calendar Year (or fraction thereof), Tenant's Proportion of the amount by which the Taxes for each such Calendar Year exceed Base Year Taxes. The amount of Taxes attributable to a Calendar Year shall be the amount payable during any such Calendar Year, even though the assessment for such Taxes may be for a different Calendar Year.

           C. Landlord shall provide Tenant with the amount of the Rent Adjustment Deposit for the 1999 Calendar Year on or before January 1, 1999 and Tenant shall thereon pay same to Landlord in equal monthly installments commencing on January 1, 1999.

           D. Landlord shall use reasonable efforts to deliver to Tenant a statement ("Adjustment Statement"), within one hundred and eighty
               (180) days after the expiration of each Calendar Year, showing in reasonable detail the following:



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              (i)   Expenses and Taxes for the Calendar Year last ended;

              (ii) The amount of Rent Adjustments due Landlord for the Calendar Year last ended, less credits for Base Year Expenses, Base Year Taxes and Rent Adjustment Deposits paid, if any; and

              (iii) The Rent Adjustment Deposit due in the current Calendar
                    Year.

          E. Within thirty (30) days after Tenant's receipt of each Adjustment Statement, Tenant shall pay to Landlord;

              (i) The amount of Rent Adjustments shown on said statement to be due Landlord for the Calendar Year last ended, if any; plus

              (ii) The amount which, when added to the Rent Adjustment Deposit theretofore paid in the current Calendar Year, would provide that Landlord has then received such portion of the Rent Adjustment Deposit as would have theretofore been paid to Landlord had Tenant paid on a monthly basis one-twelfth (1/12) of the Rent Adjustment Deposit for the current Calendar Year.

     Commencing on the first day of the first month after Tenant's receipt of each Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12) of the Rent Adjustment Deposit shown on said statement. During the last complete Calendar Year of the Term, Landlord may include in the Rent Adjustment Deposit its estimate of the Rent Adjustment which may not be finally determined until after the expiration of the Term. In no event will the Landlord's failure to deliver the Adjustment Statement to Tenant within the one hundred and eighty (180) day time period relieve Tenant of its obligation to pay the Rent Adjustments specified above. Tenant's obligation to pay the Rent Adjustments shall survive the expiration or sooner termination of the Term.

          F. Tenant's payment of the Rent Adjustment Deposit for each Calendar Year shall be credited against the Rent Adjustments for such Calendar Year. All Rent Adjustment Deposits may be co-mingled and no interest shall be paid to Tenant thereon. If the Rent Adjustment Deposit paid by Tenant for any Calendar Year exceeds the Rent Adjustments for such Calendar Year, then Landlord shall give a credit to Tenant in an amount equal to such excess against the Rent Adjustments due for the next succeeding Calendar Year, except that if any such excess relates to the last Calendar Year of the Term, then Landlord shall refund such excess to Tenant within sixty (60) days following the Landlord's determination of the amount of the excess payment by Tenant, provided that all of the following have first occurred:

               (i)  The Term has expired or otherwise been terminated;


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            (ii)  Tenant has vacated the Premises and removed all of its property and improvements therefrom in accordance with this Lease;

            (iii) Tenant has surrendered the Premises to Landlord in accordance with this Lease; and

            (iv) Tenant has paid all Total Base Rent and Rent Adjustments due under this Lease and has fully performed and observed each and every covenant and condition of this Lease required to be performed or observed by Tenant.

      G. Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items in the Adjustment Statement during normal business hours at any time within one (1) year following the furnishing by Landlord to Tenant of such Adjustment Statement. Unless Tenant shall take written exception to any item within such six (6) month period after the furnishing of the foregoing statement, such statement shall be considered as final and accepted by Tenant. Any amount due to Landlord as shown on any such statement, whether or not written exception is taken thereto, shall be paid by Tenant within thirty (30) days after Landlord shall have submitted the statement, without prejudice to any such written exception.

      H. If the Commencement Date is on any day other than the first day of January, or if the Termination Date is on any day other than the last day of December, any Rent Adjustments due Landlord shall be prorated on a per diem basis.

5.    SERVICE.

      A.    Landlord shall furnish:

            (i) Heating and air cooling when necessary to provide a temperature condition for comfortable occupancy daily, in season, 8:00 a.m. to 6:00 p.m. Monday through Friday and on Saturdays 8:00 a.m. to 1:00 p.m., Sunday and holidays excepted. Wherever heat generating machines or equipment are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install supplementary air-conditioning units in the Premises and the expense of furnishing such units and installation thereof shall be paid by Tenant. The expense resulting from the operation and maintenance of the supplementary air conditioning system shall be paid by Tenant to Landlord as Additional Rent at rates fixed by Landlord. Tenant shall pay, as Additional Rent, by monthly invoice for after-hours HVAC service, a charge of $20 per hour for each hour during which such service is provided.



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            (ii)  Cold water in common with other tenants from Town of
                  Glastonbury mains for drinking, kitchen, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, and warm water for lavatory purposes from the regular supply of the Building. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purposes, and Landlord may install a water meter at Tenant's sole cost to measure such usage. Tenant shall not waste or permit the waste of water.

            (iii) Customary janitor service and cleaning in and about the
                  Premises Saturdays, Sundays and holidays excepted. Tenant shall not provide any janitor services or cleaning without Landlord's written consent, which consent shall not be unreasonably withheld, and then only subject to supervision of Landlord and at Tenant's sole responsibility.

            (iv) Passenger elevator service in common with Landlord and other tenants, daily from 8:00 A.M. to 6:00 P.M. Monday through Friday (Saturdays 8:00 A.M. to 1:00 P.M.), Sunday and holidays excepted, and daily freight elevator service in common with Landlord and other tenants at reasonable hours to be determined by Landlord, Saturdays, Sundays and holidays excepted. Landlord shall provide limited passenger elevator service daily at all times during which such normal passenger service is not furnished. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

            Landlord hereby agrees to use reasonable efforts to maintain the Building and the Property in good order and repair reasonable wear and tear excepted.

            B. All electricity, telecommunication, signal and other similar services used in the Premises shall be supplied by utility companies serving the Building through a separate meter and the cost of said service is included in the Tenant's Monthly Base Rental payment. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of such service is changed or is no longer available or suitable for Tenant's requirements. If such service be discontinued, such discontinuance shall not in any way affect this Lease or the liability of Tenant hereunder or cause a diminution of Base Rent or Rent Adjustments and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. Tenant shall receive such service directly from the utility companies and Landlord hereby permits its wires and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Landlord agrees to use



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      reasonable efforts to restore the services to the Premises as soon as reasonably possible provided, that, the restoration of the service is under the sole control of Landlord and that no third party is involved in restoring service to the Premises in any way. If a third party is involved in the restoration of the service, Landlord agrees to use reasonable efforts to encourage the third party to restore the service in a timely manner. For purposes of this Section, the term "reasonable efforts" shall not include the payment of money or the filing of any law suit.

            C. Landlord does not warrant that any of the services above mentioned will be free from interruption caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel, energy or supplies or any other cause or causes beyond the reasonable control of Landlord. No such interruption of service shall be deemed an eviction (or a constructive eviction) or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages from interruption or stoppage of service. Tenant agrees to cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Project and the Building.

      6. CONDITION OF PREMISES. Except for (i) the work to be completed by Landlord as provided in Exhibit D "Landlord's Work" attached hereto and incorporated herein by reference; (ii) heating air-conditioning, and electrical facilities provided by Landlord to service the Premises; (iii) Landlord obtaining a certificate of occupancy and delivering a copy thereof to Tenant; and (iv) hidden and latent defects which are discovered by Tenant within the initial six (6) months of the Term and reported to Landlord in writing within such six (6) month period, Tenant's taking possession of the Premises, shall be deemed to be Tenant's acceptance of the Premises, "As-Is, .... Where-Is," in the order and condition as then exists. No promise of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, unless the same is contained herein.

      7. INABILITY TO DELIVER POSSESSION. If Landlord shall be unable to give possession of the Premises on the Commencement Date for any reason other than as a result of any act or omission on the part of Tenant, the Rent reserved and covenanted to be paid herein shall not commence until the Premises are available for occupancy by Tenant. No such failure to give possession on the Commencement Date shall subject Landlord to any liability for failure to give possession nor shall same affect the validity of this Lease or the obligation of Tenant hereunder, nor shall the same be construed to extend the Term or Termination Date. At the option of Landlord, to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, this Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. If the Premises are ready for occupancy prior to the Commencement Date and Tenant occupies the Premises prior to said date, Tenant shall pay proportionate Monthly Base


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Rental and Rent Adjustments. The Premises shall not be deemed to be unready for
Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises, or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or shall be otherwise caused in whole or in part by delay and/or default on the part of Tenant. In the event of any dispute as to whether the Premises are ready for Tenant's occupancy, said dispute shall be resolved by the mutual agreement of the architects representing the Landlord and Tenant and this decision shall be final and binding on Landlord and Tenant. In the event the architects representing the Landlord and Tenant can not reach an agreement, then Landlord and Tenant shall mutually select an independent architect with no less than ten (10) years experience designing office spaces in the Glastonbury, Connecticut metropolitan area to resolve the dispute. The decision of the independent architect shall be final and binding on Landlord and Tenant. The cost of hiring the independent architect shall be divided equally among the parties.

      8. CARE AND MAINTENANCE. Subject to the provisions of Sections 13 and 14 hereof, Tenant shall, at Tenant's own expense, keep the Premises in good order, condition and repair and shall pay for the repair of any damages caused by Tenant, its agents, contractors, employees or invitees. Tenant shall promptly arrange with Landlord, at Tenant's sole cost and expense, for the repair of all damage to the Premises and the replacement or repair of all damaged or broken glass (including signs thereof), fixtures and appurtenances (including hardware, heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord, all repairs and replacements to be made under the supervision and with the prior written approval of Landlord, using contractors or persons acceptable to Landlord. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements upon three (3) days prior notice to Tenant, and one hundred ten percent (110%) of Landlord's cost for such repairs and replacements shall be deemed Additional Rent reserved under this Lease due and payable forthwith. Tenant shall pay Landlord or the managing agent of the Building, as Landlord may direct, a fee for supervision and coordination of all work performed by Tenant as well as all costs for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises are not made during ordinary business hours at Tenant's request. Notwithstanding the above, the Landlord shall not impose a supervision fee on Tenant for any work performed by the Tenant in the Premises which will cost less than Ten Thousand Dollars ($10,000.00) to perform.

      9.    ALTERATIONS.

            A. Tenant shall not do any painting or decorating, or erect any partitions, make any alterations in or additions to the Premises or do any nailing, boring or screwing into the ceilings, walls or floors, without Landlord's prior written consent in each and every instance, which consent will not be unreasonably withheld. Notwithstanding the above,



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      Tenant shall be allowed to make alterations in or additions to the
      Premises, without the prior consent of Landlord, provided said alterations or additions do not require changes to, or in any way effect, any of the structural elements or mechanical systems of the Building and do not cost more than Ten Thousand and 00/100 Dollars ($10,000.00) per calendar year. Unless otherwise agreed by landlord and Tenant in writing, all such work shall be performed either by or under the direction of Landlord, but at the sole cost and expense of Tenant..Landlord's decision to refuse such consent shall be conclusive. If Landlord consents to such alterations or additions, before commencement of the work or delivery of any materials into the Premises or into the Building, Tenant shall furnish to Landlord for approval: (A)plans and specifications; (B) names and addresses of contractors; (C) copies of construction or other contracts; (D)all necessary permits; (E) evidence reasonably satisfactory to Landlord of Tenant's ability to pay for the cost of such alterations or additions provided, however, Tenant shall not be required to post any bond, letter of credit, or provide any other monetary deposit to Landlord unless the total cost of the proposed alterations equal or exceed Twenty-Five Thousand Dollars ($25,000.00); and (F) indemnification and insurance in form and amount satisfactory to Landlord from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions.

            B. Within thirty (30) days following the Landlord's receipt of the plans and specifications for the proposed alterations, Landlord shall notify the Tenant of the Landlord's approval or disapproval of said plans. If Landlord does not communicate its approval or disapproval of said plans to the Tenant within the thirty (30) day period the plans and specifications shall be deemed to be approved by the Landlord. Landlord may withhold approval of any alterations or additions if the plans and specifications therefor are not acceptable to Landlord or Landlord's architect or engineer (if any). In connection with any request for approval of any alterations or additions by Tenant, Landlord may retain the services of an outside architect and/or engineer and the reasonable fees of such architect and/or engineer to Landlord shall be reimbursed to Landlord by Tenant upon demand. Landlord's approval of any plans or specifications shall not be construed to be an agreement or representation on Landlord's part as to the adequacy or suitability of Tenant's alterations or additions and creates no responsibility or liability on the part of Landlord for the compliance of such plans or specifications with statutes, laws, ordinances, orders, codes, rules and regulations of governmental authorities.

            C. In the event Landlord permits the alterations or additions to be completed by Tenant's contractor, Landlord reserves the right to require that Tenant terminate its contract with any such contractor in the event said contractor is engaged in a labor dispute which disrupts said contractor's work. Landlord shall also have the right to order any contractor of Tenant who violates any of Landlord's requirements or standards of work to cease work and to remove himself, his equipment and his employees from the Building. Landlord or the managing agent of the Building shall be entitled to charge a fee for supervision and coordination of all such alterations which require Landlord's consent. Tenant agrees that its contractors shall not conduct their work in such a manner so as to interfere with or cause any interruption of either: (A) Landlord's construction; (B) another tenant's occupancy or construction; or (C) other phases of Landlord's operation of the Building.

            D. Whether Tenant furnishes Landlord the foregoing or not, Tenant hereby agrees to indemnify and hold Landlord, its trustees, partners and their respective agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic's lien filed against the Premises or the Building for work claimed to have been furnished to Tenant shall be discharged of record by Tenant within thirty (30) days thereafter, at Tenant's sole cost and expense. Upon completing any alterations or additions, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all ordinances and regulations of any pertinent governmental authority. All alterations and additions shall be constructed in a good and workmanlike manner and only high grades of materials shall be used.

            E. All additions, decorations, fixtures, hardware, wires, pipes, conduit, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises, whether placed there by Tenant or by Landlord, shall, unless Landlord requests their removal, become Landlord's property and shall remain upon the Premises at the termination of this Lease, by lapse of time or otherwise, without compensation, allowance or credit to Tenant. Landlord may, at its sole option, request Tenant, at Tenant's sole cost and expense, to remove same and if, upon Landlord's request, Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, Landlord may remove the same, and Tenant shall pay the cost of such removal to Landlord upon demand. Notwithstanding the above, Landlord agrees that the Tenant will not be required to remove any permanent addition, fixture, improvement, etc. unless Landlord requests the removal of such items at the time Landlord approves the installation of said items. If Tenant is not required or fails to obtain the Landlord's consent for the installation of any item, Landlord shall have the right to require the Tenant to remove said item from the Premises upon notice to Tenant delivered no later than the date this Lease terminates, by lapse of time or otherwise.

      10. ACCESS TO PREMISES. Tenant shall permit Landlord, its employees, contractors, agents and designees to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises and to have free access to the Premises and any part thereof in the event of an emergency. Landlord or Landlord's agents, employees and contractors shall have the right to enter upon the Premises to inspect the same, to perform janitorial and cleaning services and to make such decorations, repairs, alterations, improvements or additions to the Premises or the Project as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required thereof without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no way abate (except as provided in Sections 13 or 14 hereof) while said decorations, repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. In an emergency situation, if Tenant shall not be personally present to open and permit an entry into the Premises Landlord or Landlord's agents or employees may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents or employees liable therefor (if during such entry Landlord or Landlord's agents or employees shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon landlord any obligations, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, in the exercise of any rights herein provided. Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley. In connection with the Landlord's entering the Premises to exercise any of the foregoing rights, Landlord shall take reasonable steps to minimize any interference with Tenant's business operations in the Premises.

      11. INSURANCE. Tenant shall carry insurance during the entire Term hereof insuring Tenant, and insuring, as additional named insureds, Landlord (including any partners thereof), any trustee of Landlord, the managing agent for the Project and their respective agents, partners and employees, as their respective interests may appear, with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

            A. Commercial general liability insurance, including the broad or extended liability endorsement, during the Term with terms and in companies reasonably satisfactory to Landlord to afford protection to the limits of not less than Two Million Dollars ($2,000,000) for combined single limit personal injury and property damage liability per occurrence.

            B. Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full insurable value on an "All Risk", basis of all additions, improvements and alterations to the Premises, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

            C. Business interruption insurance insuring Tenant's payment of Rent for not less than a twelve (12) month period.

            D. Workers compensation insurance in statutory amounts and employers liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).

            E. Tenant shall, prior to the Commencement Date and throughout the Term not less than thirty (30) days prior to the expiration of Tenant's policies of insurance, furnish to Landlord evidence of such coverage (on Accord Form 27), together with copies of the underlying policies, which shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days' prior written notice to Landlord and Tenant.

Landlord agrees to keep in force and effect casualty insurance on the Building in amounts customarily maintained for office buildings located in the Glastonbury, Connecticut metropolitan area. The cost of said insurance shall be included in Expenses.

      12. SUBROGATION. Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Paragraph 11 above entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party or any of the parties named in Paragraph 11 above. Without limiting any release or waiver of liability or recovery contained in any Section of this Lease but rather in confirmation and furtherance thereof, Landlord and any trustees of landlord waive all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, any trustees of Landlord and the managing agent for the Project and their respective agents, partners and employees, for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.

      Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost, either party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

      13. UNTENANTABILITY. If all or substantially all of the Premises or in excess of thirty percent (30%) of the Building are made untenantable by fire or other casualty, Landlord may, at its option, elect:

            A. To terminate this Lease as of the date of the fire or casualty by notice to Tenant within sixty (60) days after that date; or

            B. To repair, restore or rehabilitate the Building or the Premises (excluding leasehold improvements, fixtures and personal property paid for by Tenant) at Landlord's expense, in which event this Lease shall not terminate.

      If less than thirty percent (30%) of the Building or less than substantially all of the Premises are made untenantable by fire or other casualty, then (so long as there are more than twelve (12) months remaining in the Term) Landlord shall proceed with reasonable promptness to repair, restore or rehabilitate the Building and/or the Premises, as the case may be, at

Landlord's expense. If less than thirty percent (30%) of the Building or less than all or substantially all of the Premises are made untenantable as aforesaid during the last year of the Term hereof, Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice thereof to Tenant within sixty (60) days after the date of fire or other casualty, in which event the Rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

      If the Premises are not rebuilt and restored within one hundred eighty
(180) days after the date of the casualty, Landlord, within five (5) days of Tenant's written demand, shall provide Tenant with Landlord's estimate of the time period to complete the restoration of the Premises. If the Premises are not rebuilt and restored within such one hundred eighty (180) day period and thereafter within thirty (30) days after Tenant's demand or Landlord advises Tenant that the Premises will not be rebuilt and restored within such one hundred eighty (180) day period and thereafter within thirty (30) days after receipt of the demand therefor, then either Landlord or Tenant may, within ten
(10) days after Landlord's response to Tenant or expiration of such thirty (30) day period, terminate this Lease upon written notice to the other party. The Lease shall terminate on the date stated in such notice of termination.

      If, during the last year of the Lease Term, a casualty occurs which causes all or substantially all of the Premises to be untenantable and as a result of said casualty Tenant does not use any portion of the Premises, Tenant shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice thereof to Landlord within thirty (30) days after the date of fire or other casualty, in which event the Rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

      Landlord shall be under no obligation to expend for repair, restoration or rehabilitation any amounts in excess of insurance proceeds paid to Landlord in connection with such fire or other casualty and available for such repair, restoration or rehabilitation.

      In the event the Lease is not terminated pursuant to these provisions, Rent shall abate only with respect to any portion of the Premises rendered untenantable on a per diem basis during the period of untenantability. In the event of the termination of this Lease pursuant to this Section, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty.

      14.   EMINENT DOMAIN.

            A. If a portion of the Building or the Premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, and as a result thereof, the Premises cannot be used for the same purpose and with the same utility as before such taking or conveyance, the Term shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to Landlord Tenant's interest in such award, if any. Current Rent shall be apportioned as of the date of such termination. If any part of the Building shall be so taken or condemned, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Building, Landlord shall have the fight to cancel this Lease upon not less than ninety (90) days' prior notice to Tenant.

            B. If a portion of the Premises shall be lawfully taken or condemned or conveyed under threat of condemnation, but thereafter the Premises can be used by Tenant for the same purpose and with substantially the same utility, in Tenant's reasonable business judgement, this Lease shall not be terminated and Landlord shall repair the Premises, and this Lease shall be amended to adjust Tenant's Proportion and Monthly Base Rental on the basis of the number of rentable square feet remaining in the Premises.

            C. No money or other consideration shall be payable by Landlord to Tenant for any right of cancellation or temporary taking, and Tenant shall have no right to share in the condemnation award, whether for a partial or total taking, for loss of Tenant's leasehold or improvements, and Tenant shall have no right to share in any judgment for damages caused by a change of grade. Notwithstanding the above, the Tenant shall have the right to pursue and retain a claim for moving expenses, the taking of Tenant's trade fixtures and such other business losses as Tenant can separately and specifically establish provided, that, any award to Tenant shall not diminish, in any way, the award available to the Landlord or its lender(s).

      15. WAIVER OF CLAIMS AND INDEMNITY. To the extent permitted by law, Tenant releases Landlord, its trustees, and their respective agents, employees, mortgagees and partners (all of said parties are, for the purposes of this Section 15 collectively referred to as "indemnitees") from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly, from any act or neglect of any tenant or occupant of the Building or of any other person, including the indemnitees. This Paragraph 15 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes, or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of other tenants, occupants or servants in the Building or of any other person, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature, except if caused by Landlord's gross negligence or willful misconduct. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, agents, invitees and customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord forthwith for the total cost of such repairs. Tenant shall not be liable for any damage caused by its act or neglect to the extent Landlord or a tenant has recovered the full amount of the damage from insurance and the insurance company has waived its right of subrogation against Tenant. All property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

      To the extent permitted by law, Tenant agrees to indemnify and save the indemnitees harmless against any and all claims, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from Tenant's occupation of the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, servants, employees or invitees, in or about the Premises. In case of any action or proceeding brought against any indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

      To the extent permitted by law, Landlord agrees to indemnify and save Tenant harmless against any and all claims, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from Landlord's operation and maintenance of those areas of the Building which are not leased to tenants of the Building. In case of any action or proceeding brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding.

      16.   ASSIGNMENT/SUBLETTING.

            A. Tenant shall not, without Landlord's prior written consent, which in each instance, shall not be unreasonably withheld: (i) assign, transfer, hypothecate, mortgage, encumber, or convey or subject to or permit to exist upon or be subjected to any lien or charge this Lease or any interest under it; (ii) allow any transfer of, or any lien upon, Tenant's interest in this Lease by operation of law; (iii) sublet the Premises in whole or in part; or (iv) allow the use or occupancy of any portion of the Premises for a use other than the Use or by anyone other than Tenant or Tenant's employees.

            Notwithstanding the foregoing, should any law governing Landlord's consent to a sublease or assignment require Landlord to exercise reason in the consideration of the granting or denying of consent, Landlord may take into consideration the business reputation and credit worthiness of the proposed subtenant or assignee; any alterations of the Premises; the intended use of the Premises by the proposed subtenant or assignee and any alterations to the Premises or Building which might be required as a result of such use; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; and any other factors which Landlord shall deem relevant. Provided further, however, that if Landlord does not consent to a sublease or assignment to any subtenant or assignee which is a governmental agency, which is a present tenant in the Building or with whom Landlord or its agents has discussed tenancy within the Building, same shall not be deemed to be unreasonable.

            Notwithstanding anything contained in this Section 16 to the contrary, Tenant may, without Landlord's prior consent, assign this Lease
      (i) to an entity with which Tenant is merging or consolidating, (ii) to its parent, (iii) to any wholly-owned subsidiary corporation of Tenant,
      (iv) to an affiliate of Tenant, or (v) to any entity acquiring all or substantially all of the Tenant's assets or stock provided the following conditions are met:

                  (i) Tenant is not in default of the Lease at the time of the assignment;

                  (ii) Tenant shall have given Landlord thirty (30) days prior written notice of such assignment;

                  (iii) The net worth of the assignee is reasonably acceptable to the Landlord; and

                  (iv) The assignee furnishes to Landlord, at least thirty (30) days prior to the effective date of said assignment, a written instrument satisfactory to Landlord in which assignee agrees to assume and be bound by all the conditions, obligations and agreements contained in this Lease.

            Notwithstanding any such assignment the Tenant shall remain fully and primarily liable for the performance of all conditions, obligations, and agreements of Tenant under this Lease.

            B. If Tenant shall, with Landlord's prior consent as herein required, sublet the Premises, any amount received by Tenant in excess of the Monthly Base Rental and any Additional Rent herein provided to be paid shall be for the sole benefit of Landlord and shall be paid to Landlord promptly when due under any such subletting as Additional Rent.

            C. If Tenant is an entity whose ownership is not publicly held, and if during the Term, the ownership of the control of Tenant changes, Tenant shall notify Landlord of such change within five (5) days thereof, and Landlord, at its option, may at any time thereafter terminate this Lease by giving Tenant written notice of said termination at least sixty (60) days prior to the date of termination stated in the notice. The term "control" as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. A change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock shall not be considered a change of control.

            D. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of the giving of Tenant's notice to Landlord) to assign this Lease or sublet any part or all of the Premises, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to terminate this Lease with respect to the space described in Tenant's notice as of the date stated in Tenant's notice for the commencement of the proposed assignment or sublease. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord deems necessary to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. If Tenant's notice covers all of the Premises and if Landlord exercises its right to terminate this Lease as to such space, then the Term of this Lease shall expire and end on the date stated in Tenant's notice for the commencement of the proposed assignment or sublease. If, however, Tenant's notice covers less than all of the Premises, and if Landlord exercises its right to terminate this Lease with respect to such space described in Tenant's notice, then as of the date stated in Tenant's notice for the commencement of the proposed sublease, the Monthly Base Rental and Tenant's Proportion shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended, shall continue thereafter in full force and effect.

            E. Landlord's consent to any assignment or subletting shall not release Tenant from liability under this Lease or permit any subsequent prohibited act, unless specifically provided in such written consent. Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord in connection with any request by Tenant of Landlord in connection with any consent to any assignment or subletting by Tenant in addition to any fee imposed by Landlord as a condition to granting its consent.

      17. SUBORDINATION. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes hereinafter referred to as "Mortgage") against the Building, the Project or any interest therein, including a ground lease thereof ("Ground Lease") and sell and Leaseback the underlying land. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to any Ground Lease of the land or the Building, or both, now or hereafter existing and all amendments, renewals and modifications thereto and extensions thereof, and to the lien of any Mortgage now or hereafter encumbering any portion of the Project, and to all advances made or hereafter to be made upon the security thereof; provided that any such subordination at all times shall be subject to the right of Tenant to remain in possession of the Premises, under the terms of this Lease for the Term, notwithstanding any default under the Ground Lease or Mortgage or after termination of said Ground Lease or foreclosure of the Mortgage or any sale pursuant thereto so long as Tenant is not in default under this Lease. Tenant agrees to execute and deliver such instruments subordinating this Lease to any such Ground Lease and to the lien of any such Mortgage as may be requested in writing by Landlord from time to time; provided, however, such subordination shall be self-operative without the execution and delivery by Tenant of such instruments. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to Tenant, subordinate its Mortgage to this Lease. Landlord agrees to use reasonable efforts to obtain a nondisturbance agreement from any future mortgage lender provided, however, Tenant shall pay any and all costs incurred by Landlord to obtain said nondisturbance agreement.

      In the event of the cancellation or termination of any such Ground Lease described above in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground lessor, mortgagee or purchaser in foreclosure as Tenant's Landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such ground lessor, mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.

      Tenant agrees to give the holder of any Mortgage, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service of assignment of rents and leases, or otherwise) of the address of such mortgagees and containing a request therefor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then said Mortgagees shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Such period of time shall be extended by any period within which such mortgagee is prevented from commencing or pursuing such foreclosure proceedings by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for said mortgagee to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the ground lessor or the mortgagee.

      18. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without prior notice to Tenant and without affecting Tenant's obligations hereunder:

            A. To change the name or street address of the Building provided, however, if Landlord changes the street address of the Building (excluding any change in the street address imposed or required by any governmental entity having jurisdiction over the property) Landlord agrees to reimburse Tenant for the actual costs incurred by Tenant to replace its existing letterhead, stationary and business cards but in no event, will the Landlord's reimbursement exceed a total of Five Hundred Dollars ($500.00). Any request for payment by Tenant, pursuant to this provision, must include a copy of the paid invoice for which Tenant is seeking reimbursement;

            B. To install and maintain a sign or signs on the interior or exterior of the Building;

            C. To have access for Landlord and the other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service;

            D. To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, food, beverages, and toilet supplies, lamps and bulbs used on the Premises;

            E. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy if Tenant vacates the Premises;

            F. To retain at all times pass keys to the Premises;

            G. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

            H. To exhibit the Premises to others during the last twelve (12) months of the Lease Term;

            I. To close the Building after regular working hours and on the holidays; subject, however, to Tenant's and its invitees' rights to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; provided, however, Landlord shall not be liable for the failure to admit any person to the Building;

            J. To approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility;

            K. To take any and all reasonable measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or to the Building and to temporarily close public entry ways or other areas of the Building and interrupt or temporarily suspend any services or facilities, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord's interests or the interest of other tenants, or as may be necessary or desirable in the operation of the Building. In connection with the Landlord's entering the Premises to exercise any of the foregoing rights, Landlord shall take reasonable steps to minimize any interference with Tenant's business operations in the Premises.

      Landlord may enter upon the Premises and may exercise any or all of the foregoing rights reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Rent or affecting any of Tenant's obligations hereunder.

      19. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time and otherwise, Tenant shall pay Landlord Monthly Base Rental at one hundred fifty percent (150%) multiplied by the rent, payable for the month immediately preceding said holding over (plus increases for Rent Adjustments which Landlord may reasonably estimate), computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession.

      20.   DEFAULT AND LANDLORD'S REMEDIES.

            A. Each of the following shall constitute a breach of this Lease by
      Tenant: (i) failure of Tenant to pay when due any monthly Rental installment; provided, however, that only in the case of the first two (2) such failures during each full calendar year of the term, if such payment is not made within five (5) days after written notice of such failure from Landlord; (ii) failure of Tenant to pay any monetary rental obligation other than monthly Rent within five (5) days after written notice of such failure from Landlord; (iii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease to be observed or performed by Tenant and fails to cure such default within thirty (30) days after written notice thereof to Tenant; (iv) the interest of Tenant in this Lease is levied upon under execution or other legal process; (v) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, and said petition is not dismissed within sixty (60) days of filing, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, or any petition is filed or other action taken to reorganize or modify Tenant's capital structure or upon the dissolution of Tenant, and said petition is not dismissed within sixty (60) days of filing; (vi) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors; (vi) a receiver is appointed for Tenant or Tenant's property; or (vii) Tenant abandons the Premises and ceases to pay Rent.

            B. In the event of any breach of this Lease by Tenant, Landlord at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity:

               (i) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

               (ii) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of

                        Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

                  (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

            C. If Landlord exercises either of the remedies provided in Sections 20.B(i) or (ii), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises in accordance with law.

            D. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Total Base Rent, Rent Adjustments and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make reasonable repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord's reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any fight, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Total Base Rent and Rent Adjustments) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on

      Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

            E. If this Lease is terminated by Landlord pursuant to Section 20.B(i), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized portion of Landlord's contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in this Lease and the amount reasonably projected by Landlord to represent Rent Adjustments for the remainder of the Term pursuant to this Lease, over the then present value of the then aggregate fair rental value of the Premises for that portion of the Term, beginning on the date occurring six (6) months after the date on which this Lease is terminated by Landlord through the end of the Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (iii) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

            F. Subject to the provisions of Section 21, all property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

            G. The nonprevailing party shall pay all of the prevailing party's costs, charges and expenses, including court costs and attorneys' fees, incurred by the prevailing party in enforcing the nonprevailing party's obligations under this Lease. In addition, Tenant shall pay all of Landlord's costs, charges and expenses (including costs and attorneys' fees incurred by Landlord) in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

            H. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty
      (60) days thereafter whether to assume or to reject this Lease.

            I. If the term of any lease, other than this Lease and excluding the Tenant's right to use the Construction Office Space pursuant to Section 33 of this Lease, made by Tenant for any premises in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant.

            J. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

            Landlord's obligation to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria:

               (i) Landlord shall have no obligations to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

               (ii) Landlord shall not be obligated to offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are available;

               (iii) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar uses in comparable building in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building;

               (iv) Landlord shall not be obligated to enter into a lease with any tenant whose use would:

                        (A) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

                        (B)   adversely affect the reputation of the Building;
                              or

                        (C) be incompatible with the operation of the Building as a first class office building;

                  (v) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first class manner; and

                  (vi) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

                        (A) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease which such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or

                        (B) Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

            Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default. Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section 20.J.

            Tenant's right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

      21. SURRENDER OF POSSESSION. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear excepted, surrender all keys to the Premises to Landlord, and Tenant shall remove all of its property except as otherwise specifically provided herein.

      If Tenant does not remove its property of every kind and description from the Premises prior to the end of the Term, however ended, at Landlord's option and upon ten (10) days prior notice to Tenant, Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant and Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

      22.   INTENTIONALLY OMITTED.

      23. COVENANT AGAINST LIENS. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Building, the Project or Premises, and any liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, Tenant covenants and agrees to cause it to be released and removed of record no later than thirty (30) days following notice of said lien.

      24.   TENANT'S PAYMENTS UPON EXECUTION.

            A. As additional security for the faithful and prompt performance of its obligation herein, Tenant has concurrently with the execution of this Lease delivered to Agent an irrevocable unconditional standby letter of credit (the "Letter of Credit") in the stated amount of One Hundred Thousand Dollars ($100,000.00). The Letter of Credit shall be issued by a financial institution and be in both form and substance acceptable to Landlord and shall have an expiry date of December 31, 1998. If a default shall occur, Landlord shall have the right (but not the obligation) to redeem all or any portion of the Letter of Credit to cure such default by notifying in writing both Tenant and the credit institution issuing the Letter of Credit of such default following expiration of the period to cure such default, if any. The amount of the Letter of Credit shall be reduced on a dollar-for-dollar basis by the amount of each Monthly Base Rental payment received by Landlord (as evidenced by delivery to Landlord of a substitute Letter of Credit as described in the immediately succeeding paragraph (except as to the applicable reduced stated amount)) until the amount of the Letter of Credit is reduced to zero. Within thirty
      (30) days after the amount of the Letter of Credit has been reduced to zero, Landlord shall return such Letter of Credit to Tenant. If landlord shall sell or transfer its interest in the Building, Landlord shall have the right to obligate Tenant to amend said Letter of Credit so that it is payable to such purchaser or transferee, in which event Tenant shall look solely to such purchaser or transferee for the return of the Letter of Credit, and

      Landlord thereupon shall be released from all liability to Tenant for the return of the Letter of Credit.

      Provided Landlord receives at least thirty (30) days prior written notice thereof, Tenant shall have the right to deliver to Landlord a letter of credit in substitution for and in replacement of the Letter of Credit in accordance with the immediately preceding paragraph, issued by a financial institution and in a form and content reasonably acceptable to Landlord, and upon receipt of such substituted letter of credit, Landlord shall deliver the Letter of Credit to Tenant.

      In the event the Letter of Credit issuer or the issuer of any substitute letter of credit elects not to renew the Letter of Credit in accordance with its terms, if required hereunder, Landlord shall have the fight to draw the entire amount of the Letter of Credit no earlier than thirty (30) days prior to the expiration or termination of the Letter of Credit. Upon receipt of cash in the amount of such draw (the "Cash Deposit"), Landlord shall hold, apply, reduce and otherwise exercise its rights in connection with the Cash Deposit as security for performance by Tenant under this Lease in the same manner as Landlord shall hold, apply, reduce and otherwise exercise its rights in connection with the Letter of Credit pursuant to the terms of this Section 24(A). Landlord shall hold the Cash Deposit in the same manner as Landlord holds other cash security deposits of tenants of the Building. Once drawn, the Letter of Credit will not be reinstated to its original amount. Said deposit shall not be deemed an advance payment of Rent or measure of Landlord's damages for any default hereunder by Tenant.

            B. Notwithstanding anything to the contrary herein set forth, the Monthly Base Rental payable for the first month of the Term shall be due and paid to Landlord concurrently with the execution hereof by Tenant.

      25. RULES AND REGULATIONS. Tenant shall occupy and use the Premises during the Term for the purpose above specified and none other and shall comply with the following provisions:

            A. Tenant will not make or permit to be made any use of the Premises which, directly or indirectly is forbidden by public law, ordinance, or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations; Tenant shall not do, or permit to be done, any act or thing upon the Premises which will be in conflict with fire insurance policies covering the Building. Tenant, at its sole cost and expense shall comply with all rules, regulations or requirements of the local inspection and rating bureau, or any other similar body, and shall not do or permit anything to be done upon said Premises or bring or keep anything thereon in violation of rules, regulations, or requirements of the Fire Department, local inspection and rating bureau, fire insurance rating organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the Building;

            B. Any sign installed in the Premises or anywhere within the Building shall be installed by Landlord at Tenant's cost and in such manner, character and style as Landlord may approve in writing, which approval shall not be unreasonably withheld;

            C. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purpose other than that of business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices; advertisements or correspondence without Landlord's express prior consent in writing, which consent shall not be unreasonably withheld;

            D. Tenant shall not obstruct, use for storage or use for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building;

            E. No bicycle or other vehicle and no dog, other than a seeing eye dog, or other animal shall be brought or permitted to be in the Building or any part thereof;

            F. Tenant shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises, and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building;

            G. Tenant shall not install any musical instrument or equipment in the Building or any antennas, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior approval in writing by Landlord, which approval shall not be unreasonably withheld. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed or annoyed;

            H. Tenant shall not waste water by tying, wedging or otherwise fastening open any faucet;

            I. No additional locks or similar devices shall be attached to any door or window. No keys for any door or window other than those provided by Landlord shall be made. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys of the Premises and shall make known to Landlord the explanation of all combination locks on safes, cabinets, and vaults;

            J. Tenant shall be responsible for protecting the Premises and all of its property located therein and for the safety of all persons therein;

            K. If Tenant desires telegraphic, telephonic, communications, burglar alarm or signal service, Landlord will, upon request, direct where and how connections and all wiring for such service shall be introduced and run. Without such directions, no boring, cutting or installation of wires or cables is permitted;

            L. Shades, draperies or other forms of inside window covering must be of such shape, color and material as are approved by Landlord;

            M. Tenant shall pay, as a late charge in the event any installment of Total Base Rental, Rent Adjustments, Rent Adjustment Deposits and any other charge owed by Tenant hereunder is not paid within five (5) days following Landlord's late payment notice to Tenant; provided, however, following the Landlord's second late payment notice to Tenant in any calendar year, any future late payment by Tenant in the calendar year shall incur the late charge from the date said payment was due, the greater of One Hundred Dollars ($100.00) or an amount equal to five percent (5%) of the amount due for each and every thirty (30) day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity;

            N. Tenant shall not overload any floor. Safes, furniture and all large articles shall be brought through the Building and into the Premises at such times and in such manner as Landlord shall direct and at Tenant's sole risk and responsibility. Tenant shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved, which approval will not be unreasonably withheld, at the Office of the Building or by a designated person before building employees will permit any article to be removed;

            O. Unless Landlord gives advance written consent in each and every instance, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naptha and benzene, or any explosive or other articles hazardous to persons or property. The Landlord hereby acknowledges that the Tenant shall be allowed to install a full-size refrigerator, an ice maker, a microwave, computers and air conditioning equipment for the computers in the Premises subject to the Landlord's approval of the Tenant's Plans for the Premises;

            P. Tenant shall not place or allow anything to be against or near the glass of partitions, doors or windows of the Premises which may diminish the light in, or be unsightly from the exterior of the Building, public halls or corridors;

            Q. Tenant shall not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of Landlord, which consent will not be unreasonably withheld. Tenant shall ascertain from Landlord the maximum amount of electric current which can safely be used in the Premises, taking into account the capability of the electric wiring in the Building and the Premises and the needs of other tenants in the Building and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity;

            R. Tenant may not install carpet padding or carpet by means of a mastic, glue or cement without Landlord's prior written consent. Such installation shall be by tackless strip or double-faced tape only;

            S. Tenant shall not, without Landlord's prior written consent in each instance, do any cooking, baking, heating, preparation, serving or selling of any food or beverages in the Premises, or permit the same to occur, except for coffee service and microwave ovens to service Tenant.

            T. If Tenant breaches any covenant or condition of this Section 25, then in addition to all other liabilities, rights and remedies for breach of any covenant of this Section 25, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord as Additional Rent an amount equal to any increase in insurance premium or premiums caused by such breach. Landlord shall have the right to make and Tenant shall observe, such reasonable rules and regulations as Landlord or its agent may from time to time adopt on such reasonable notice to be given as Landlord may elect. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce provisions of this Section 25 or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall enforce all rules and regulations in a uniform manner.

      26.   MISCELLANEOUS.

            A. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than a payment on account of the amount due and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

            B. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default and if such default be repeated, no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. Receipt of Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default by Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

            C. The words "Landlord" and "Tenant" wherever used in the Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. The term "Tenant" shall include Tenant's agents, employees, contractors, officers, invitees, successors and others using the Premises with the expressed or implied permission of Tenant.

            D. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representative, successors and assigns in the event this Lease has been assigned with the express written consent of Landlord; provided, however, this provision shall not be construed to permit any assignment or subletting by Tenant.

            E. The execution of this Lease by Tenant and delivery of same to Landlord or Agent does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease. This Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or Agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for fifteen (15) days after such execution and delivery. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other governing person or body authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and the authority of the party executing the Lease as having been duly authorized to so do.

            F. All amounts (unless otherwise provided herein, and other than the Total Base Rent and Rent Adjustments, which shall be due as hereinbefore provided) owed by Tenant to Landlord hereunder shall be deemed Additional Rent and be paid within thirty (30) days from the date Landlord renders statements of account therefor. All such amounts (including Total Base Rent and Rent Adjustments) shall bear interest from the date due until the date paid at the rate of two percent (2%) above the prime or base rate of interest published by The First National Bank of Chicago, Chicago, Illinois on the date that any payment is due or at the maximum legal rate of interest, allowed by law, if such maximum legal rate is applicable and lower. Whenever Rent is referred to in this Lease, it shall include (but not by way of exclusion) Total Base Rent, Rent Adjustments and Additional Rent.

            G. All riders and exhibits attached to this Lease referred to herein are hereby made a part of this Lease as though inserted in this Lease.

            H. The headings of sections are for convenience only and do not limit or construe the contents of the sections.

            I. If Tenant shall occupy the Premises prior to the beginning of the Term of this Lease with Landlord's consent, all of the provisions of this Lease shall be in full force and effect as soon as Tenant occupies the Premises.

            J. Should any mortgage, leasehold or otherwise, require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder or reconfigure or relocate the Premises, then and in such event, Tenant agrees that this Lease may be so modified.

            K. Landlord and Tenant represent that they have dealt directly with and only with Agent and Cooperating Broker listed in Section 1 hereof, if any, as broker in connection with this Lease and that insofar as either Tenant or Landlord know, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Both parties indemnify and hold the other party, its trustees, partners and agents, and their respective agents and employees harmless from all claims of any other broker or brokers in connection with this Lease.

            L. Both parties shall at any time and from time to time upon not less than fifteen (15) days prior written request from the other party execute, acknowledge and deliver to the requesting party, in form reasonably satisfactory to the requesting party and/or the requesting party's mortgagee, a written statement certifying (if true) that Tenant has accepted the Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the requesting party is not in default hereunder, the date to which the Rent and other charges have been paid in advance, if any, and such other accurate certification as may reasonably be requested by the requesting party or the requesting party's mortgagee, and agreeing to give copies of all notices to any mortgagee of the requesting party. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Premises and their respective successors and assigns.

            M. Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber such title.

            N. The laws of the State of Connecticut shall govern the validity, performance and enforcement of this Lease and any proceedings brought to enforce this Lease or otherwise in connection with this Lease shall be brought within the State of Connecticut.

            O. If any term, covenant or condition of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term; covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            P. Tenant warrants and represents that it has full power and authority to execute this Lease. In the event Tenant is a general partnership or consists of two or more individuals, all present and future partners or individuals, as applicable, shall be jointly and severally liable hereunder. Landlord warrants and represents that it has full power and authority to execute this Lease.

            Q. Landlord has no obligation pursuant to this Lease except as expressly provided for herein. Landlord's liability hereunder shall cease upon the transfer of Landlord's interest in this Lease. Nothing in this Lease shall restrict the right of Landlord to sell, convey or otherwise transfer the Building or assign this Lease subject only to the rights of Tenant under this Lease. Any such sale, conveyance or assignment shall operate to release Landlord from liability from and after the effective date thereof with respect to all of the covenants, terms and conditions of this Lease, express or implied, and Tenant shall thereafter look solely to Landlord's successor in interest in and to this Lease with respect to liability accruing thereafter under this Lease. This Lease shall not be affected by any such sale, conveyance or assignment and Tenant shall attorn to Landlord's successor in interest thereunder. Tenant shall have no obligation pursuant to this Lease except as expressly provided for herein.

            R. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant, concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than herein set forth, except as herein otherwise provided; no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

            S. Notices hereunder shall be in writing and shall be deemed given when received if:

               (i) served by Landlord upon Tenant by leaving a notice at the Premises or forwarding through certified or registered mail, postage prepaid, or by recognized overnight carrier, to Tenant at the Premises with a copy to Rafael Santiago, Esq. at Robinson & Cole, LLP, One Commercial Plaza, Hartford, Connecticut 06103-3597; and

                  (ii) served by Tenant upon Landlord when addressed to Landlord and served by forwarding through certified or registered mail, postage prepaid, or by recognized overnight carrier, to Agent at the address set forth in
                        Section 1 with a copy to: Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, Attn: James T. Mayer, Esq. or to such other address and such other parties as notified by Landlord.

            T. This Lease does not grant any rights to light or air over or about the real property of Landlord. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Project, all rights to the land and improvements below the improved floor level of the Project, to the improvements and air rights above the Project and to the improvements and air rights located outside the demising walls of the Project and to such areas within the Project required for installation of utility lines and other installations required to serve any occupants of the Project and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

            U. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

            V. Tenant agrees to comply, at Tenant's sole cost and expense, with all statutes, laws, ordinances, orders, codes, rules, regulations and other acts having the force or effect of law, of all state, federal, municipal and other agencies, authorities or bodies having jurisdiction over the Premises or the Building, now or hereafter in force, relating to the Premises, including, but not limited to, the use, condition, occupancy or any alteration of the Premises.

            W. Provided Tenant shall not be in default of the terms and provisions of this Lease, during the Term, Landlord shall provide to Tenant on a first-come, first-serve basis, in common with other tenants of the Building and any other parties permitted by Landlord, fifty-six (56) unreserved surface parking spaces and four (4) reserved parking spaces designated as space numbers 80, 81, 82 and 83 without charge.

      27. QUIET ENJOYMENT. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably have, hold and enjoy the Premises for the Term.

      28. HAZARDOUS SUBSTANCES. As used herein, the following terms shall have the following meanings:

            "CLAIM" shall mean and include any demand, cause of action, proceeding or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and (iii) enforcing insurance, contribution or indemnification agreements.

            "ENVIRONMENTAL LAW", shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 ET SEQ.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 ET SEQ.; the National Environmental Policy Act, 42 U.S.C. Section 4321 ET SEQ.; the Noise Control Act, 42 U.S.C. Section 4901 ET SEQ.; the Occupational
      Safety and Health Act, 29 U.S.C. Section 651 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section X ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 ET SEQ.; the Atomic Energy Act, 42 U.S.C. Section 2011 ET SEQ., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 ET SEQ.; and any environmental protection, state superlien or environmental clean-up statutes of the State of Connecticut, with implementing regulations and guidelines, as amended from time to time. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

            "HAZARDOUS MATERIALS" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. {1910.1200 ET SEQ.; and industrial process and pollution control wastes, whether or not hazardous within the meaning of RCRA.

            "MANAGE" or "MANAGEMENT" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or bum for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, or abandon Hazardous Materials.

            "RELEASE" or "RELEASED" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

            "RESPONSE" or "RESPOND" shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

      During the Term, (a) Tenant shall comply at its own cost with all Environmental Laws; (b) Tenant shall not Manage, or authorize the Management of, any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and approval by Landlord; (c) Tenant shall not take any action that would subject the Premises to permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (d) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use; (e) Tenant shall not discharge Hazardous Materials into Project drains or sewers; (f) Tenant shall not cause or allow the Release of any Hazardous Materials on, to, or from the Project; and
(g) Tenant shall arrange at its own cost for the lawful transportation and off-site disposal of all Hazardous Materials that it generates.

      During the Term, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, or other federal, state or local agency or authority, or any other entity or individual, received by Tenant concerning (a) any Release of a Hazardous Material on, to, or from the Premises; (b) the imposition of any lien on the Premises; or (c) any alleged violation of or responsibility under Environmental Laws. Landlord and landlord's agents and employees shall have the right to enter the Premises and conduct appropriate inspections or tests in order to determine Tenant's compliance with Environmental Laws. Upon written request by Landlord, Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other applicable documents to demonstrate that Tenant complies with all Environmental Laws relating to the Premises. If Tenant's Management of Hazardous Materials at the Premises gives rise to liability or to a Claim under any Environmental Law, causes a significant public health effect or creates a nuisance, Tenant shall promptly take all applicable action in Response. Tenant shall indemnify, defend, and hold harmless Landlord, its partners, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from and against any and all Claims arising from or attributable to any breach by Tenant of any of its warranties, representations or covenants in this Paragraph 28. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

      29. ADA. The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. {12101 ET SEQ.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and Building depending on, among other things: (1) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility", (2) whether compliance with such requirements is "readily achievable" or "technically infeasible", and (3) whether a given alteration, affects a "primary function area" or triggers so-called "path of travel" requirements. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and Building sufficient to determine whether or not the Premises and Building in their current condition as of the date hereof deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA or state or local law pertaining to the accessibility of the Premises or the Project. Tenant further acknowledges and agrees that except as may otherwise be specifically provided below, Tenant accepts the Premises and Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises or Building conform to the requirements of the ADAAG or any other requirements under the ADA or state or local law pertaining to the accessibility of the Premises or the Project. Tenant has prepared or reviewed the plans and specifications for the Tenant's Work and has independently determined that such plans and specifications are in conformance with the ADAAG, any other requirements of the ADA, state and local law. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA or other applicable law. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Landlord shall be responsible for performing ADA Title III compliance work required in the common areas of the Building on the floors on which the Premises are located; (b) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease; and (c) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path of travel" requirements triggered by any construction activities or alterations in the Premises. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA or other applicable law relating to the Tenant or any affiliates or persons or entities related to the Tenant (collectively, "Affiliates"), operations of the Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

      30. WAIVER OF RIGHTS. Tenant hereby waives for itself and all those claiming under it, any rights which it may have under any present or future constitution, statute or rule of law: (i) to redeem the Premises after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ; (ii) which exempts property from liability for debt or for distress for rent; (iii) which entitles Tenant to notice or hearing prior to Landlord obtaining any prejudgment remedy; in connection herewith, Tenant waives and relinquishes all rights to notice and hearing under Connecticut General Statutes Section 52-278a et seq.; and (iv) to a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or any matters whatsoever arising out of or in any way connected with this Lease.

      31. TERMINATION OF EXISTING LEASE. Landlord and Tenant agree that, upon the execution of this Lease by both Landlord and Tenant that certain lease dated June 16, 1997 (the "Prior Lease") between Glastonbury Land Development Limited Partnership, the predecessor-in-interest to Landlord, and Tenant (a/k/a BDS Business Center, Inc.), shall expire as if by lapse of time and shall be of no further force and effect; provided, however, that any obligations or liabilities intended to survive the expiration or termination of the Prior Lease shall remain the respective obligations or liabilities of the respective parties to the Prior Lease.

      32.   OPTION TO EXTEND. Subject to the terms and provisions of this
Section 32, Tenant shall have one (1) option to extend (an "Option to Extend") the Term with respect to the entire Leased Premises for a period of sixty (60) months (the "Extension Period") commencing as of the day after the Termination Date. Tenant shall exercise each Option to Extend by delivering written notice ("Tenant's Extension Notice") of such exercise to Landlord not less than six (6) months prior to the Termination Date of the Term. Failure of Tenant to provide such written notice within the time period set forth above shall be deemed Tenant's waiver of its rights hereunder and shall result in Tenant losing the right to extend pursuant to this Section 32. Upon the proper and timely exercise of the Option to Extend, the term of this Lease with respect to the entire Leased Premises shall be extended for sixty (60) months and all of the covenants, conditions and provisions of this Lease shall thereupon be applicable during the Extension Period except that the Monthly Base Rental to be paid by Tenant to Landlord during the Extension Period shall be the then-current Market Rental (hereinafter defined).

      For the purposes of this Lease, the term "Market Rental" shall mean the rental rate charged by Landlord to renewing/extending tenants for space of comparable size, location and conditions in comparable property within the Glastonbury, Connecticut submarket, current as of no earlier than fifteen (15) months prior to the scheduled expiration of the Term of this Lease. Landlord's determination of Market Rental shall take into account, without limitation, the following: locations; quality; age; floor levels; common area factors; finish allowances; rental abatements; parking charges; lease assumptions; moving allowances; space planning allowances; refurbishment allowances; and any other concession or inducement, expense stop, other rental adjustments; credit standing of tenants; lease term and any other terms that would be relevant, in Landlord's reasonable judgment, in determining the Market Rental. Within thirty
(30) days after Landlord's receipt of Tenant's Extension Notice, Landlord and Tenant shall meet to negotiate, in good faith, the Market Rental for the Extension Period. If Landlord and Tenant, after good faith efforts, are unable to agree on the Market Rental, and if Landlord's determination of Market Rental exceeds Tenant's determination of Market Rental by more than twenty-five percent (25%), then Tenant shall have the option, by delivering notice to Landlord within three (3) days after the earlier to occur of (a) the expiration of the aforementioned thirty (30) day period and (b) the termination of Landlord's and Tenant's negotiations of the Market Rental, to revoke Tenant's Extension Notice in which event Tenant shall forfeit and have no further extension rights under this Lease and the Term shall expire as of the Termination Date. If Tenant elects not to revoke Tenant's Extension Notice as aforesaid, or Landlord's determination of Market Rental does not exceed Tenant's determination of Market Rental by twenty-five percent (25%), the Market Rental shall be determined as follows:

            A. Within fifteen (15) days after the expiration of the aforementioned thirty (30) day period, Landlord and Tenant each shall appoint one real estate broker (individually, a "Broker", and collectively, the "Brokers") who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of space in commercial properties in the Glastonbury, Connecticut submarket, provided that such Brokers shall not have been engaged or employed by the party appointing the same within such ten (10) year period (not including the engagement or compensation of a Broker by Landlord in such Broker's capacity as an outside tenant broker). Thereafter, Landlord and Tenant each shall deliver notice of their respective determinations to each other and the Brokers within five (5) days after the expiration of the aforementioned fifteen (15) day period, and such determinations shall be submitted for final determination in accordance with this Section 32. The determination of the Brokers shall be limited solely to the issue of whether Landlord's or Tenant's submitted determination of Market Rental for the Extension Period is the closest to the actual Market Rental for the Extension Period as determined by the Brokers, taking into account the aforementioned items used in determining Market Rental.

            B. The Brokers shall, within ten (10) days after the date of the appointment of the last appointed Broker, agree upon and appoint a third Broker who shall be qualified under the same criteria set forth above for qualification of the initial two (2) Brokers.

            C. The three (3) Brokers shall, within thirty (30) days of the appointment of the third Broker, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted determination of Market Rental and shall notify Landlord and Tenant thereof.

            D. The decision of the majority of the three (3) Brokers shall be binding upon Landlord and Tenant.

            E. If either Landlord or Tenant fails to appoint a Broker within the aforementioned fifteen (15) day period, then the Broker appointed by the other party shall reach a decision, notify Landlord and Tenant thereof, and such Broker's decision shall be binding upon Landlord and Tenant.

            F. If the two (2) appointed Brokers fail to agree upon and appoint a third Broker, or both Landlord and Tenant fail to appoint a Broker, then the appointment of the third Broker or any Broker shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 32.

            G. Landlord and Tenant shall each pay the cost of the Broker appointed by it and one-half (1/2) of the cost of the third Broker.

      If the Extension Period shall commence prior to the final determination of the Market Rental, Tenant shall commence paying Monthly Base Rental and adjustments thereto, if any, utilizing the Market Rental specified by Landlord in its notice of the Market Rental for such space or period. Following determination of the Market Rental in accordance with this Section 32, Landlord and Tenant, by a cash payment within thirty (30) days after the date of such determination, shall adjust between themselves the difference, if any, between the Base Rental and adjustments thereto (including interest on such difference at an interest rate equal to one percent (1%) per annum above the then-current published prime or corporate base rate charged by First National Bank of Chicago, or its successor), if any, paid by Tenant pursuant to the foregoing sentence and the Monthly Base Rental and adjustments thereto, if any, actually owed by Tenant pursuant to the terms of this Lease for the period prior to such determination.

      Notwithstanding the foregoing, Tenant's right to exercise the Option to Extend is, at Landlord's option, made expressly subject to the conditions that
(i) on the date Tenant delivers to Landlord Tenant's Extension Notice and (ii) on the date upon which this Lease shall expire, neither this Lease nor Tenant's right to possession of the Premises has been previously terminated and Tenant is not in default under this Lease.

      33. CONSTRUCTION OFFICE SPACE. During the period the Premises is being constructed, Tenant shall have the right to continue to occupy the approximately three thousand square feet (3,000 sq. ft.) of office space located on the third floor of the Building (hereinafter referred to as "Construction Office Space"). Tenant acknowledges that it is currently using and occupying the Construction Office Space, that it is taking the Construction Office Space in an "As Is", "Where Is" condition, and that Landlord has made no promises to alter, remodel, decorate, clean or improve the Construction Office Space and no representation respecting the condition of the Construction Office Space has been made by Landlord to the Tenant. Tenant shall not be required to pay any Rent for the Construction Office Space. Tenant's right to use and occupy the Construction Office Space shall terminate upon the Commencement Date of this Lease. Within ten (10) days following the Commencement Date of this Lease, Tenant shall quit and surrender to Landlord the Construction Office Space, broom clean, in good order and condition, ordinary wear and tear excepted, surrender all keys to the Construction Office Space to Landlord, and Tenant shall remove all of its property. If Tenant does not remove its property of every kind and description from the Construction Office Space prior to the Commencement Date of this Lease, at Landlord's option and upon ten (10) days prior notice to Tenant, Tenant shall be conclusively presumed to have conveyed the same to Landlord under without further payment or credit by Landlord to Tenant and Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease.

      34. SATELLITE DISH. Tenant, at its sole cost and expense, shall have the right to install a receiving and/or transmitting satellite dish on the roof of the Building. The location of the satellite dish shall be determined by Landlord in its reasonable discretion. Tenant shall be responsible for obtaining all the necessary permits required for the installation and operation of the satellite dish. In the event Tenant elects to install said satellite dish, Tenant shall be required to use the roofing contractor selected by Landlord to patch and/or repair any damage to the roof caused by the installation of the satellite dish. Tenant agrees that Tenant shall be solely responsible for the repair, replacement, removal and maintenance of the satellite dish and does hereby agree that the satellite dish shall not be ins/ailed until Landlord has approved the size, location and manner of installation of the satellite dish on the Building. Tenant shall remove the satellite dish upon the expiration or earlier termination of this Lease and shall repair any and all damage to the Building resulting from said removal. Tenant agrees to indemnify and save the indemnitees (as defined herein) harmless against any and all claims, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from Tenant's installation, use, repair, maintenance, replacement or removal of the satellite dish or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this
Section 34, or from any act or negligence of Tenant, its agents, servants, employees or invitees, with regard to the installation, use, repair, maintenance, replacement or removal of the satellite dish. In case of any action or proceeding brought against any indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

      IN WITNESS WHEREOF, this Office Lease has been duly executed by the parties hereto, as of the day and year first above written.


                                        LANDLORD:

                                        TR 628 HEBRON LIMITED PARTNERSHIP, an
                                        Illinois limited partnership
WITNESS/ATTEST
                                        By: TR 628 Hebron Corporation, its
                                            general partner

---------------------
                                        By: /s/ William Hickey
                                            -----------------------------------
                                            William Hickey, President

WITNESS/ATTEST

                                        TENANT:
/s/ Mary Abel
----------------------                  BDS BUSINESS CENTER, INC., a
                                        Connecticut corporation

                                        By: /s/ Laurie Paternoster
                                            ------------------------------------
                                            Laurie Paternoster,
                                            Vice-President


If Tenant is a corporation, this Lease should be executed by the President or a Vice President of Tenant. If Tenant is a partnership, all general partners should execute this Lease. If Tenant is an individual or partnership, all signatures should be witnessed.

                                     [MAP]

                                    EXHIBIT B
                                    ---------

                                RENT ADJUSTMENTS

      The Monthly Base Rental shall be computed at the rates set forth below with respect to each calendar month falling in whole or in part within the Term:

--------------------------------------------------------------------------------
                             APPLICABLE MONTHLY
     PERIOD                      BASE RENTAL              PER SQUARE FOOT
     ------                      ----------               ---------------
--------------------------------------------------------------------------------
Commencement Date               $15,167.04                    $12.81
  - 11/30/98
--------------------------------------------------------------------------------
12/01/98 - 11/30/00              24,272.00                     20.50
--------------------------------------------------------------------------------
12/01/00 - 10/31/04              25,456.00                     21.50
--------------------------------------------------------------------------------
 TOTAL BASE RENT             $1,834,217.28
                             =============
--------------------------------------------------------------------------------

                                   EXHIBIT C
                                   ---------

                                NOTICE OF LEASE

      THIS NOTICE OF LEASE is given pursuant to Section 47-19 of the Connecticut General Statutes, as amended, as evidence that as of the ____ day of _________, 19__, ___________________ ("Landlord"), has entered into a Lease with ____________________ ("Tenant"), as follows:

1.    PARTIES:      Landlord: _____________________________________________

                    Address:  _____________________________________________

                              _____________________________________________

                    Tenant:   _____________________________________________

                    Address:  _____________________________________________

                              _____________________________________________

2.    DATE OF EXECUTION: __________________________________________________

3.    TERM: ________________ years commencing as of the _____ day of _________,
      19__ and expiring on the _____________________.

4. LEASED PROPERTY: The description of the leased property is set forth in SCHEDULE A attached hereto and made a part hereof.

5.    RENEWAL OR EXTENSION RIGHTS: ____________________________________________.

6.    OPTION TO PURCHASE: _____________________________________________________

7.    ORIGINAL LEASE: Said Lease is on file at the office of __________________

      ____________________________.

      IN WITNESS WHEREOF, the parties hereto have hereunto set or caused to be set their hands and seals as of the date first above written and to a duplicate instrument of the same tenor and date.

Signed, sealed and delivered in
the presence of:                        Landlord

-----------------------------------     ------------------------------------

-----------------------------------
                                        Tenant:

                                        By:
----------------------------------          -----------------------------------
                                            Its:
----------------------------------


STATE OF CONNECTICUT   )
                       ) SS.
COUNTY OF                   )


      Personally appeared __________________________, signer(s) of the foregoing instrument who acknowledge the same to be his/her/its free act and deed, before me.

                                        __________________________________
                                        Notary Public






STATE OF CONNECTICUT   )
                       ) SS.
COUNTY OF                   )


      Personally appeared _________________________, signer(s) of the foregoing instrument who acknowledge the same to be his/her/its free act and deed, before me.




                                        __________________________________
                                        Notary Public

                                   EXHIBIT D
                                   ---------

                              GONDEK CONSTRUCTION
                                     [LOGO]


                     PROPOSAL PREPARED FOR H. PIERCE REALTY
                           FOR BUSINESS DATA SERVICES
                          GLASTONBURY CORPORATE CENTER
                             GLASTONBURY, CT 06073

                                  May 12, 1998


Contract for BDS according to plans and specification by BKM

1.) All necessary permit fees                                 $2,850.00

2.) Demolition: all demolition and clean up necessary         $4,100.00

3.) Drywall/New walls and demising walls/all ceiling          $8,100.00
    drywall repairs after light relocation to match existing ceiling. Demising walls to extend to concrete deck to be 5/8 drywall and to comply with Town and State fire code.
    All new walls to match existing space.

4.) Acoustical Ceiling Repairs                               $1,200.00
    All stained or damaged ceiling titles will be replaced throughout the space

5.) New doors/frames & hardware installation                 $6,200.00
    All doors, frames, hardware and closers to match existing space

6.) Fire Protection                                     $1,450.00
    Adding sprinkler heads to comply with
    state and town code.

7.) Painting                                           $18,000.00
    Wallpaper includes Board Room, Reception
    Area, Waiting Area and Hallways to board room
    Allowance for paper only $6.50 per roll
    Allowance for paper and labor $12.00 per roll
    All new drywall to receive one coat primer and one finish coat. All existing drywall to receive two coats of finish paint. All existing doors to be sanded and urethaned All new doors to be stained to match existing doors sanded and sealed with two coats of urethane.
    All new and existing doors and sidelight steel frames to receive two coats of oil base paint.
    All drywall ceilings to be repaired and painted.
    Any necessary wallpaper repair and patches to be done with existing paper that remains in hallway.

8.) HVAC                                                $3,400.00
    All and any necessary duct work and exhaust and return vents. Balancing heating & cooling system. Replacing filters and inspecting all heating and cooling units.

9.) Electrical:                                         $7,400.00
    Relocate existing light fixtures as per plans only

     Provide new light fixtures as per plans only install new light fixtures as per plans and move light switches and outlets as necessary where new doors and sidelights are to be installed.
     Install three way light switch for new computer room door opening.
     New exit signs if needed
     Flourescent ballasts and bulbs will be replaced where needed
     New light switch for new front closet
     All electrical demolition as required

10.) Window Blinds (repairing existing & new
     installation) Allowance                            $2,000.00

11.) Millwork                                           NONE

12.) Plumbing Work                                      NONE

13.) Daily cleaning and cleaning of existing            $3,000.00
     wall surfaces

14.) Dumpster Fee                                       $2,750.00

15.) Final Clean Up                                     $2,300.00

Project Manager                                         $7,719.00

Gondek Construction Fee 10%                             $7,046.90

Tax                                                 $ 3,512.48

TOTAL DUE GONDEK CONSTRUCTION:                      $81,028.38

FLOOR COVERING TO BE DONE BY OTHERS

                              GONDEK CONSTRUCTION
                                     [LOGO]

Additional Pricing for BDS Addendum to original

Additional work ordered by BDS in addition to original proposed plans revised by Jacqueline Cortez from BKM.

Repair Kitchen Cabinets with existing laminate, if available, alternate choice
to be selected by BDS and/or BKM:                                      $975.00

Install five 16 in. x 86 in. sidelights with steel frame and safety glass match
existing offices:                                                    $3,750.00

Install one new door and light combo to match existing offices:        $850.00

Install new closet door in reception area to match existing office
area:                                                                  $650.00

Necessary electrical furniture feeds and whips and miscellaneous demolition as
indicated on BKM plan:                                              $10,600.00

Glass wall, brass trim and doors matching entry glass in room abutting
reception area and accounting office:                               $14,500.00

Glass matching MCI office with doors ($13,800.00)                   NIIT

Miscellaneous Repairs:                                               $1,500.00

Sub Total:  $32,825.00

10% Contracting Fee:  $3,282.50

Total:  $36,107.50

             All items on this page 6 are to be paid for by Tenant.


                              GONDEK CONSTRUCTION
                                     [LOGO]

Additional pricing for BDS Adendum Two to original

Additional work ordered by BDS in addition to original proposal plans revised by Jacqueline Cortez from BKM.

Large rear closet shelving:
Four rows of 12 in. gray laminated shelves with steel standards and
brackets.                                                            $1,062.00

Alternative price for 15 in. shelving add $135.00.

Small front closet shelving:
Three rows of 12 in. gray laminated shelves with steel standards and
brackets.                                                              $724.54

Alternative price for 15 in. shelving add $100.00.

One door sidelight combination                                       $1,150.00

Install one 16 in. x 86 in. sidelight - alternative choice:            $750.00

Sub Total:  $2,936.54

10% Contractors Fee:  $293.65

Tax:  $193.81

Total:  $3,424.00

CUSHMAN & WAKEFIELD OF CONNECTICUT, INC.                  CUSHMAN & WAKEFIELD(R)
One Commercial Plaza
280 Trumbull Street                                       Improving your place
Hartford, CT 06103                                            in the world.
Tel: (860) 249-0900
Fax: (860) 522-3941



      September 9, 1998

      CERTIFIED MAIL. #Z 511 168 462 - Return Receipt Requested
      ---------------------------------------------------------

      Ms. Laurie Paternoster
      Vice President
      BDS Business Center, Inc.
      628 Hebron Avenue
      Glastonbury, CT 06033

      Re:  Glastonbury Corporate Center
          Glastonbury, Connecticut

      Dear Ms. Paternoster:

      As you know, on July 27, 1998, your Glastonbury office opened its new quarters at Glastonbury Corporate Center located at 628 Hebron Avenue. On behalf of the owner, TR 628 Hebron Limited Partnership, we would like to welcome you to your new offices in the building.

      We are in receipt of the executed Exhibit C, "Notice of Lease", of the lease agreement between TR 628 Hebron Limited Partnership and BDS Business Center, Inc. However, the document we received does not set forth exact dates for lease commencement and expiration. Therefore, in order to finalize the lease agreement, we are sending this letter as confirmation that the term of the lease commenced on July 27, 1998 and shall end at midnight on November 26, 2004. This letter will become part of the lease agreement and these dates will be considered legally binding unless we receive an objection from you, in writing, within seven (7) days of receipt of this letter.

      Pro-rated monthly base rent is due in the amount of $2,446.30 for July 1998. Beginning August 1, 1998, monthly base rent of $15,167.04 is due by the first of each month. Please instruct your accounting department to send monthly rent checks to the following address:

                         TR 628 Hebron Limited Partnership
                         c/o Cushman & Wakefield
                         P.O. Box 30412
                         Hartford, CT 06150-0412

      Please instruct your insurance agent to issue a certificate of insurance in compliance with the dollar amounts stipulated in your lease and with the Landlord and managing agent named as additional insureds. All the necessary information is as indicated on the following page:

Cushman & Wakefield of Connecticut, Inc.

BDS Business Center, Inc.
September 8, 1998                                      Page Two of Two

Identifier (Tenant Address):       Glastonbury Corporate Center
                                   628 Hebron Avenue
                                   Glastonbury, CT 06033

Certificate Holder:                TR 628 Hebron Limited Partnership
                                   c/o Cushman & Wakefield of Connecticut, Inc.
                                   280 Trumbull Street
                                   Hartford, CT 06103

Comments/Special Items:            TR 628 Hebron Limited Partnership
                                   and
                                   Cushman and Wakefield of Connecticut, Inc.
                                   are listed as additional insureds

The certificate copy we have on file only lists the Landlord as additional insured. Please have a copy of the updated certificate faxed to the Hartford office of Cushman & Wakefield at (860) 522-3941. Have the original certificate mailed to the Certificate Holder address noted above.

We have enclosed a "Tenant Contact Summary" form for your completion. Having these contact names on file will allow us to administer your lease more efficiently. Please return this form to my attention at the Hartford office.

We look forward to a long and mutually beneficial relationship with BDS Business Center, Inc. If you have any questions, please call me at (860) 659-8540.

Sincerely,

/s/ Kathleen J. Waterman

Kathleen J. Waterman, CSM
Property Manager

Enclosures (3)

welccorp